UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 21, 2006

______________________________________________

Expedia, Inc.
(Exact Name of Registrant as Specified in Charter)
______________________________________________

Delaware	000-51447	20-2705720
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3150 139th Avenue S.E., Bellevue, Washington	98005
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:	(425) 679-7200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 21, 2006, effective as of December 18, 2006, Expedia, Inc. entered into a Second Amendment (the “Second Amendment”) to the Credit Agreement, dated as of July 8, 2005, among Expedia, Inc., a Delaware corporation, Expedia, Inc., a Washington corporation, Travelscape, Inc., a Nevada corporation, Hotels.com, a Delaware corporation, and Hotwire, Inc., a Delaware corporation, as Borrowers; the Lenders party thereto; Bank of America, N.A., as Syndication Agent; Wachovia Bank, N.A. and The Royal Bank of Scotland PLC, as Co-Documentation Agents; JPMorgan Chase Bank, N.A., as Administrative Agent; and J.P. Morgan Europe Limited, as London Agent, as amended as of December 7, 2006, providing for a reduced consolidated net worth requirement.

The foregoing summary is qualified in its entirety by reference to the Second Amendment, which is filed as Exhibit 10.1 to this report and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

10.1	Second Amendment, dated as of December 18, 2006, to the Credit Agreement dated as of
July 8, 2005, among Expedia, Inc., a Delaware corporation; Expedia, Inc., a Washington corporation; Travelscape LLC, a Nevada limited liability company (successor to
Travelscape, Inc., a Nevada corporation); Hotels.com, a Delaware corporation; Hotwire,
Inc., a Delaware corporation; the other Borrowing Subsidiaries from time to time party thereto; the Lenders from time to time party thereto; JPMorgan Chase Bank, N.A., as
Administrative Agent; and J.P. Morgan Europe Limited, as London Agent

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 27, 2006

EXPEDIA, INC.

By: /s/ Burke F. Norton
Name: Burke F. Norton
Title: Executive Vice President,
General Counsel and Secretary

EXHIBIT INDEX

10.1	Second Amendment, dated as of December 18, 2006, to the Credit Agreement dated as of
July 8, 2005, among Expedia, Inc., a Delaware corporation; Expedia, Inc., a Washington corporation; Travelscape LLC, a Nevada limited liability company (successor to
Travelscape, Inc., a Nevada corporation); Hotels.com, a Delaware corporation; Hotwire,
Inc., a Delaware corporation; the other Borrowing Subsidiaries from time to time party thereto; the Lenders from time to time party thereto; JPMorgan Chase Bank, N.A., as
Administrative Agent; and J.P. Morgan Europe Limited, as London Agent